Exhibit 23(h)(13)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                              As of March 31, 2000
                           (As amended March 1, 2003)


Name of Fund/Class                             Expense Limitation for Fund/Class
------------------                             ---------------------------------

Each of the Asset Allocation Funds (Gartmore Investor Destinations Aggressive Fund, Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund, Gartmore Investor Destinations Conservative Fund)


       Class A                                       4.00%*
       Class B                                       4.00%*
       Class C                                       4.00%*
       Service Class                                 4.00%*

       Class A                                       0.71%**
       Class B                                       1.31%**
       Class C                                       1.31%**
       Service Class                                 0.61%**


With respect to each of the Asset Allocation Funds, for the period from March 1, 2002 to March 1, 2003, it is hereby agreed that Fund Operating Expenses shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

Nationwide S&P 500 Index Fund
       Class A                                       0.63%**
       Class B                                       1.23%**
       Class C                                       1.23%**
       Local Fund Shares                             0.35%**
       Service Class                                 0.63%**
       Institutional Service Class                   0.48%**
       Institutional Class                           0.23%**

---------------
*  Effective  until  at  least  March  1,  2011.
** Effective through at least February 29, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.


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                                         GARTMORE MUTUAL FUNDS


                                         By:     /s/ JAMES BERNSTEIN
                                         Name:   James Bernstein
                                         Title:  Assistant Secretary


                                         GARTMORE SA CAPITAL TRUST


                                         By:     /s/ GERALD J. HOLLAND
                                         Name:   Gerald J. Holland
                                         Title:  SVP - CAO


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